Exhibit 99.1

DTS Reports First Quarter 2007 Financial Results

Agoura Hills, Calif. - May 15, 2007 - DTS, Inc. (Nasdaq: DTSI) today announced financial results for the first quarter of 2007. In addition, DTS announced that it has filed its Quarterly Report on Form 10-Q for the period ended March 31, 2007 with the Securities and Exchange Commission.

Beginning this quarter, the Company is reporting the results of its consumer licensing business as continuing operations, and reporting the activities of its digital cinema business as discontinued operations. Income (loss) from discontinued operations, net of tax will appear as a single line item below income from continuing operations on the Company’s statement of operations.

For continuing operations for the first quarter of 2007, DTS reported revenue of $12.6 million and income of $2.0 million, or $0.11 per diluted share. This compares to revenue and income of $20.7 million and $6.7 million, or $0.36 per diluted share, respectively, reported in the first quarter of 2006. Included in first quarter 2006 revenue was $10.0 million in royalty recovery payments, compared to under $1.0 million in the first quarter of 2007. Excluding royalty recoveries, revenue grew 10% in the first quarter of 2007 relative to the first quarter of 2006. Stock based compensation under FAS 123(R) totaled $0.7 million, or $0.02 per diluted share net of tax, for the first quarter of 2007, compared to $0.6 million, or $0.02 per diluted share net of tax, for the first quarter of 2006.

“The major contributors to growth in the first quarter included initial revenue from next generation high definition products and continued strength in the car market, which in the quarter comprised in excess of 5% and 15% of revenue from continuing operations, respectively,” commented Jon Kirchner, president and CEO of DTS, Inc. “Gross margins were strong at 98%, reflecting the benefits of our high-margin licensing model.

“SG&A expenses in the first quarter increased approximately 11% to $8.1 million, as the consumer business fully absorbed certain costs that were previously shared among divisions. We also increased headcount over last year to support our business growth and will continue to invest in operating infrastructure to support a highly competitive global company. Our goal is to achieve operating margins of 20% or better in 2007, and we are pleased to have started strong with operating margins in the first quarter at over 21%,” continued Kirchner.

In the first quarter of 2007, the Company identified an error in its accrued interest income balances related to 2005 and 2006 that was corrected during the first quarter of 2007. The correction had the effect of reducing short-term investments and decreasing interest income by $0.7 million, or $0.03 per diluted share net of tax.

“We believe that our solid results in the first quarter form a firm foundation for us to achieve our full year expectations of $53.0 to $58.0 million dollars in revenue, and EPS from continuing operations of $0.40 to $0.47 per diluted share. We are excited about our future and confident that we are well positioned for the acceleration in the trend toward high quality, high definition digital entertainment,” concluded Kirchner.

About DTS
DTS, Inc. (Nasdaq:DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software. DTS audio products are featured on more than 27,000 motion picture screens worldwide. Additionally, DTS provides imaging technology and services for the motion picture industry. In February 2007, DTS announced its intent to focus exclusively on licensing branded entertainment technology and that it intends to sell its DTS Digital Cinema business, which is comprised of DTS’ cinema audio, digital images and digital cinema activities. Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the Republic of Ireland, United Kingdom, France, Italy, Canada, Hong Kong, Japan and China. For further information, please visit www.dts.com.
DTS is a registered trademark of DTS, Inc.

Investor Relations Contact:	Press Contact:
Erica Abrams	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-5864	DTS
erica@blueshirtgroup.com	818-706-3525
kristin.thomson@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the timing, costs and attention attendant to the divesture of our non-consumer business, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company's inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	March 31,
	2006	2007

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,392	$19,113
Short-term investments	94,368	84,579
Accounts receivable, net of allowance for doubtful accounts of $48
and $46 at December 31, 2006 and March 31, 2007, respectively	2,550	5,209
Deferred income taxes	7,059	7,059
Prepaid expenses and other current assets	1,525	1,676
Income taxes receivable, net	2,244	3,345
Assets of discontinued operations held for sale	11,290	8,910
Total current assets	133,428	129,891
Property and equipment, net	5,982	6,559
Intangible assets, net	1,852	1,812
Deferred income taxes	305	753
Other assets	989	987
Assets of discontinued operations held for sale	25,644	26,293
Total assets	$168,200	$166,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,142	$516
Accrued expenses and other current liabilities	3,832	4,134
Liabilities of discontinued operations held for sale	7,944	3,951
Total current liabilities	12,918	8,601
Other long-term liabilities	-	1,392
Liabilities of discontinued operations held for sale	1,466	1,469

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2006 and March 31, 2007; no shares issued and outstanding	-	-
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2006 and March 31, 2007; 18,024 and 18,174 shares
issued and outstanding at December 31, 2006 and March 31, 2007, respectively	2	2
Additional paid-in capital	129,549	131,838
Retained earnings	24,265	22,953
Accumulated other comprehensive income	-	40
Total stockholders' equity	153,816	154,833

Total liabilities and stockholders' equity	$168,200	$166,295

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2006	2007
	(Unaudited)

Revenue	$20,682	$12,608
Cost of revenue	409	255
Gross profit	20,273	12,353
Operating expenses:
Selling, general and administrative	7,266	8,072
Research and development	1,578	1,604
Total operating expenses	8,844	9,676
Income from operations	11,429	2,677
Interest and other income, net	1,060	356
Income from continuing operations before income taxes	12,489	3,033
Provision for income taxes	5,824	1,050
Income from continuing operations	6,665	1,983
Income (loss) from discontinued operations, net of tax	342	(2,748)
Net income (loss)	$7,007	$(765)

Earnings per share - basic:
Income from continuing operations	$0.38	$0.11
Discontinued operations, net of tax	0.02	(0.15)
Net income (loss)	$0.40	$(0.04)

Earnings per share - diluted:
Income from continuing operations	$0.36	$0.11
Discontinued operations, net of tax	0.02	(0.15)
Net income (loss)	$0.38	$(0.04)

Weighted average shares used to compute
net income (loss) per common share:
Basic	17,495	17,965
Diluted	18,292	18,673